EXECUTION VERSION

AMBAC ASSURANCE CORPORATION
as Insurer,

INDYMAC MBS, INC.
as Depositor,

INDYMAC BANK, F.S.B.
as Sponsor, Seller and Servicer,

INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES
2006-H2
as Issuing Entity,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY
as Indenture Trustee

INSURANCE AND INDEMNITY AGREEMENT

INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED NOTES,
SERIES 2006-H2, CLASS A

Dated as of June 27, 2006

TABLE OF CONTENTS

          (This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Agreement. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Article I of this Agreement.)

		Page

ARTICLE I

DEFINITIONS

Section 1.01.	Defined Terms	1
Section 1.02.	Other Definitional Provisions	5

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.	Representations and Warranties of the Sponsor, the Seller, the Servicer and the Depositor	5
Section 2.02.	Affirmative Covenants of the Sponsor, the Seller, the Servicer and the Depositor	9
Section 2.03.	Negative Covenants of the Sponsor, the Seller, the Servicer and the Depositor	14
Section 2.04.	[Reserved]	15
Section 2.05.	[Reserved]	15
Section 2.06.	Representations and Warranties of the Issuing Entity	15
Section 2.07.	Affirmative Covenants of the Issuing Entity	18
Section 2.08.	Negative Covenants of the Issuing Entity	20
Section 2.09.	Representations and Warranties of the Insurer	21

ARTICLE III

THE POLICY; REIMBURSEMENT

Section 3.01.	Issuance of the Policy	23
Section 3.02.	Payment of Fees and Premium	25
Section 3.03.	Reimbursement Obligation	26
Section 3.04.	Indemnification	27
Section 3.05.	Indemnification with respect to the Issuing Entity	30
Section 3.06.	Payment Procedure	32

ARTICLE IV

FURTHER AGREEMENTS

Section 4.01.	Effective Date; Term of the Insurance Agreement	33
Section 4.02.	Further Assurances and Corrective Instruments	33

(i)

(ii)

                 INSURANCE AND INDEMNITY AGREEMENT (as may be amended, modified or supplemented from time to time, this “Insurance Agreement”), dated as of June 27, 2006, by and among AMBAC ASSURANCE CORPORATION, as Insurer, INDYMAC MBS, INC., as Depositor, INDYMAC BANK, F.S.B., as Sponsor, Seller and Servicer, INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES 2006-H2, as Issuing Entity and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee.

                 WHEREAS, the Indenture, dated as of June 19, 2006, related to the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H2 (as amended, modified or supplemented from time to time the “Indenture”), between the Issuing Entity and the Indenture Trustee provides for, among other things, the issuance of Class A Notes by the Issuing Entity representing indebtedness of the Trust Fund established thereby;

                 WHEREAS, the Insurer has issued the Policy pursuant to which it has agreed to pay to the Indenture Trustee for the benefit of the Noteholders certain payments in respect of the Class A Notes;

                 WHEREAS, the Insurer shall be paid a Premium with respect to the Policy as set forth herein; and

                 WHEREAS, the Sponsor, the Seller, the Servicer and the Depositor have undertaken certain obligations in consideration for the Insurer’s issuance of its Policy;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

                 Section 1.01. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement, the Indenture or the Policy described below. For purposes of this Insurance Agreement, the following terms shall have the following meanings:

                 “Ambac Premium Letter” means the letter agreement between the Issuing Entity, the Indenture Trustee and the Insurer dated June 27, 2006 setting forth the Premium with respect to the Policy and the expenses of the Insurer.

                 “Class A Notes” means the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H2, Class A, substantially in the form set forth in Exhibit A-1 to the Indenture.

                 “Closing Date” means June 27, 2006.

                 “Commission” means the Securities and Exchange Commission.

                  “Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

                 “Depositor” means IndyMac MBS, Inc.

                 “Documents” has the meaning given such term in Section 2.01(j).

                 “Event of Default” means any Event of Default specified in Section 5.01 of this Insurance Agreement.

                 “Financial Statements” means, with respect to each of the Sponsor, the Seller, the Servicer and the Depositor, the consolidated statements of financial condition as of December 31, 2005, 2004 and 2003 and as of the quarter ending March 31, 2006 and the statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 and the period ended March 31, 2006 and the notes thereto.

                 “Holder” has the meaning given such term in the Policy.

                 “Indemnification Agreement” means the indemnification agreement dated as of June 26, 2006 between the Insurer and the Underwriters.

                 “Indenture” has the meaning given such term in the first recital hereof.

                 “Indenture Trustee” means Deutsche Bank National Trust Company, a national banking association existing under the laws of the United States of America, as Indenture Trustee under the Indenture, and any successor thereto under the Indenture.

                 “Insurance Agreement” has the meaning given such term in the initial paragraph hereof.

                 “Insurer” means Ambac Assurance Corporation, or any successor thereto, as issuer of the Policy.

                 “Insurer Information” has the meaning given such term in Section 3.04(b).

                 “Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                 “Issuing Entity Documents” has the meaning given such term in Section 2.06(i).

                 “Issuing Entity” means IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H2, a Delaware statutory trust.

                 “Late Payment Rate” shall mean for any Payment Date, the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. at its principal office in New York, New York as its prime lending rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar law limiting interest rates, such maximum rate as determined by the Insurer. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                 “Lien” means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

                 “Material Adverse Change” means, in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person on a consolidated basis with its subsidiaries or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents.

                 “Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

                 “Offered Notes” means the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H2, Class A.

                 “Offering Documents” means the Free Writing Prospectus, dated June 23, 2006 and the Prospectus Supplement, dated June 26, 2006 to the Prospectus dated June 14, 2006, in respect of the Offered Notes, and any amendment or supplement thereto.

                 “Owner Trustee” means Wilmington Trust Company as trustee under the Trust Agreement, and any successor thereto under the Trust Agreement.

                 “Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

                 “Policy” means the Financial Guaranty Insurance Policy, No. AB1006BE, together with all endorsements thereto, issued by the Insurer to the Indenture Trustee, for the benefit of the Holders of the Class A Notes.

                 “Premium” means the premium payable in accordance with the Policy and the Ambac Premium Letter.

                 “Premium Percentage” has the meaning set forth in the Ambac Premium Letter.

                 “Registration Statement” means the registration statement on Form S-3 (No. 333-132042), including the prospectus, relating to the Offered Notes, at the time it became effective.

                 “Restrictions on Transferability” means, as applied to the property or assets (or income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

                 “Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of June 19, 2006, by and among the Depositor, the Sponsor, the Seller, the Servicer, the Issuing Entity and the Indenture Trustee, as amended, modified or supplemented from time to time.

                 “Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                 “Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                 “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                 “Transaction” means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Documents.

                 “Transaction Documents” means this Insurance Agreement, the Mortgage Loan Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Administration Agreement and the Class A Notes.

                 “Trust Agreement” means the Trust Agreement, dated as of June 13, 2006, between the Depositor and the Owner Trustee, as amended and restated as of June 19, 2006, and as further amended, modified or supplemented from time to time thereafter.

                 “Trust Fund ” means the trust created pursuant to the Trust Agreement.

                 “Trust Indenture Act” means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                 “Underwriters” means Lehman Brothers, Inc. Indymac Securities Corporation, Bear, Stearns & Co. Inc. and UBS Securities LLC.

                 “Underwriter Information” has the meaning given such term in the Indemnification Agreement.

                 “Underwriting Agreement” means the Underwriting Agreement dated June 26, 2006, between the Underwriters and the Depositor with respect to the offer and sale of the Offered Notes, as may be amended, modified or supplemented from time to time.

                 Section 1.02. Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

                 Section 2.01. Representations and Warranties of the Sponsor, the Seller, the Servicer and the Depositor. Each of the Sponsor, the Seller, the Servicer and the Depositor represent and warrant, as to itself and as of the Closing Date as follows:

                    (a) Due Organization and Qualification. The Sponsor, the Seller, the Servicer and the Depositor are entities, duly organized, validly existing and in good standing under the laws of the states of their respective organization. Each of the Sponsor, the Seller, the Servicer and the Depositor is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Transaction Documents to which it is party in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document to which it is party unenforceable in any respect or would have a material adverse effect upon the Transaction.

                    (b) Power and Authority. Each of the Sponsor, the Seller, the Servicer and the Depositor has all necessary power and authority to conduct its business as currently conducted and as described in the Offering Documents, to execute, deliver and perform its obligations under the Transaction Documents to which it is party and to consummate the Transaction.

(c) Due Authorization. The execution, delivery and performance of the Transaction Documents to which they are party by the Sponsor, the Seller, the

Servicer and the Depositor have been duly authorized by all necessary action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the stockholders of the Sponsor, the Seller, the Servicer or the Depositor which have not previously been obtained or given by the Sponsor, the Seller, the Servicer or the Depositor.

                    (d) Noncontravention. The execution and delivery by the Sponsor, the Seller, the Servicer and the Depositor of the Transaction Documents to which they are party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Transaction Documents and the Premium Letter do not and will not:

           (i) conflict with or result in any breach or violation of any provision of the organizational documents of the Sponsor, the Seller, the Servicer or the Depositor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Sponsor, the Seller, the Servicer and the Depositor or any of their respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Sponsor, the Seller, the Servicer or the Depositor;

          (ii) constitute a default by the Sponsor, the Seller, the Servicer or the Depositor under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which either the Sponsor, the Seller, the Servicer or the Depositor is a party or by which any of their properties are or may be bound or affected; or

          (iii) result in or require the creation of any lien upon or in respect of any assets of the Sponsor, the Seller, the Servicer or the Depositor except as otherwise expressly contemplated by the Transaction Documents.

                    (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Sponsor, the Seller, the Servicer or the Depositor, any of their subsidiaries, any properties or rights of either the Sponsor, the Seller, the Servicer or the Depositor or any of their subsidiaries or any of the Mortgage Loans pending or, to the Sponsor’s, the Seller’s, the Servicer’s or the Depositor’s knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to the Sponsor, the Seller, the Servicer or the Depositor or any such subsidiary could result in a Material Adverse Change with respect to the Sponsor, the Seller, the Servicer or the Depositor.

                    (f) Valid and Binding Obligations. The Transaction Documents to which they are party, when executed and delivered by the Sponsor, the Seller, the Servicer and the Depositor will constitute the legal, valid and binding obligations of the Sponsor, the Seller, the Servicer and the Depositor, enforceable in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Class A Notes, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture. The Sponsor, the Seller, the Servicer and the Depositor will not at any time in the future deny that the Transaction Documents to which they are party, constitute the legal, valid and binding obligations of the Sponsor, the Seller, the Servicer and the Depositor.

                    (g) Financial Statements. The Financial Statements of the Sponsor, the Seller and the Servicer, copies of which have been furnished to the Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Sponsor, the Seller and the Servicer as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Sponsor, the Seller or the Servicer. Except as disclosed in the Financial Statements, the Sponsor, the Seller and the Servicer are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Sponsor, the Seller or the Servicer.

                    (h) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Sponsor, the Seller, the Servicer or the Depositor in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Sponsor, the Seller, the Servicer or the Depositor that, if enforced, could result in a Material Adverse Change with respect to the Sponsor, the Seller, the Servicer or the Depositor. None of the Sponsor, the Seller, the Servicer or the Depositor is in violation of any applicable law or administrative regulation of its jurisdiction of incorporation, or any department, division, agency, instrumentality thereof or of the United States or any applicable judgment or decree or any note, resolution, certificate, agreement or other instrument to which the Sponsor, the Seller, the Servicer or the Depositor, as applicable, is a party or is otherwise subject which, if enforced, would result in a Material Adverse Change with respect to the Sponsor, the Seller, the Servicer or the Depositor.

                    (i) Taxes. Each of the Sponsor, the Seller, the Servicer and the Depositor has filed prior to the date hereof all federal and state tax returns that are required to be filed and has paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Sponsor, the Seller, the Servicer or the Depositor in connection with the Transaction, the execution and delivery of the Transaction Documents and the Premium Letter and the issuance of the Class A Notes have been paid or shall have been paid at or prior to the Closing Date.

(j) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Mortgage Loans, the operations of the Sponsor,

the Seller, the Servicer or the Depositor or the financial condition of the Sponsor, the Seller, the Servicer or the Depositor (collectively, the “Documents”), as amended, supplemented or superseded, furnished to the Insurer by the Sponsor, the Seller, the Servicer or the Depositor contains any statement of a material fact which was untrue or misleading in any material respect when made. Neither the Sponsor, the Seller, the Servicer nor the Depositor have knowledge of any circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Sponsor, the Seller, the Servicer or the Depositor. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to the Sponsor, the Seller, the Servicer or the Depositor that would render any of the Documents untrue or misleading in any material respect.

                    (k) Compliance With Securities Laws. The offer and sale of the Offered Notes comply in all material respects with all applicable laws, including applicable securities laws. Without limiting the foregoing, the Offering Documents does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the Insurer Information, the representations of the Insurer contained in Sections 2.08(g) and 2.08(k) or with respect to the Underwriter Information. The Sale and Servicing Agreement is not and the Indenture is required to be qualified under the Trust Indenture Act and neither the Depositor nor the Trust Fund is required to be registered as an “investment company” under the Investment Company Act. The Sponsor, the Seller, the Servicer and the Depositor will satisfy any applicable information reporting requirements of the Securities Exchange Act arising out of the Transaction to which they are subject.

                    (l) Transaction Documents. Each of the representations and warranties of the Sponsor, the Seller, the Servicer and the Depositor contained in the Transaction Documents and the Underwriting Agreement is true and correct in all material respects and the Sponsor, the Seller, the Servicer and the Depositor hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein, provided that the remedy with respect to any defective Mortgage Loans under Section 3.01 of the Mortgage Loan Purchase Agreement and Section 2.04 of the Sale and Servicing Agreement shall be limited to the remedies specified therein.

                    (m) Solvency; Fraudulent Conveyance. The Sponsor, the Seller, the Servicer and the Depositor are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Sponsor, the Seller, the Servicer and the Depositor will not be left with an unreasonably small amount of capital with which to engage in its business. None of the Sponsor, the Seller, the Servicer or the Depositor intends to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Sponsor, the Seller, the Servicer and the Depositor do not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sponsor, the Seller, the Servicer or the

Depositor or any of their assets. The amount of consideration being received by the Sponsor, the Seller and the Depositor upon the sale of the Offered Notes constitutes reasonably equivalent value and fair consideration for the interest in the Mortgage Loans. The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of the Seller’s creditors.

(n) Principal Place of Business. The principal place of business of the Sponsor, the Seller, the Servicer and the Depositor is 155 N. Lake Avenue, Pasadena, California 91101.

                    (o) Good Title; Absence of Liens; Security Interest. Immediately prior to the transfer to the Depositor, the Seller was the owner of, and had good and marketable title to, the Mortgage Loans free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and sell the Mortgage Loans.

                 Section 2.02. Affirmative Covenants of the Sponsor, the Seller, the Servicer and the Depositor. The Sponsor, the Seller, the Servicer and the Depositor hereby agree that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

                    (a) Compliance With Agreements and Applicable Laws. The Sponsor, the Seller, the Servicer and the Depositor shall comply with the terms and conditions of and perform its respective obligations under the Transaction Documents to which they are party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all material requirements of any law, rule or regulation applicable to them.

                    (b) Corporate Existence. The Sponsor, the Seller, the Servicer and the Depositor and their respective successors and permitted assigns shall each maintain its corporate existence and shall at all times continue to be duly organized under the laws of the United States and duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its charter and bylaws.

                    (c) Financial Statements; Accountants’ Reports; Other Information. The Sponsor, the Seller, the Servicer and the Depositor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including books and records relating to the Transaction, and shall clearly reflect therein that the Mortgage Loans have been legally isolated and such assets are not available to satisfy claims of their general creditors. The Sponsor, the Seller and the Servicer shall furnish or cause to be furnished to the Insurer:

          (i) Annual Financial Statements. As soon as available, and in any event within 105 days after the close of each fiscal year of the Sponsor, the Seller and the Servicer, the audited consolidated statement of financial condition of the Sponsor, the Seller and the Servicer and their subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of the Sponsor, the Seller and the Servicer’s independent accountants (which shall be a nationally recognized independent public accounting firm or otherwise acceptable to the Insurer) and by the certificate specified in Section 2.02(d).

          (ii) Quarterly Financial Statements. (A) Upon the reasonable request of the Insurer following any Material Adverse Change of the Sponsor, the Seller or the Servicer or the reasonable belief of the Insurer that a Material Adverse Change of the Sponsor, the Seller or the Servicer has occurred, as soon as available, and (B) in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Sponsor, the Seller and the Servicer, the unaudited consolidated statement of financial condition of the Sponsor, the Seller and the Servicer and their subsidiaries as of the end of such quarter and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.02(d).

          (iii) Initial Report. On or before the Closing Date, a copy of the magnetic tape to be delivered to the Indenture Trustee on the Closing Date setting forth as to each Mortgage Loan, the information required in the definition of “Mortgage Loan Schedule” in the Sale and Servicing Agreement.

          (iv) Certain Information. Upon the reasonable request of the Insurer, copies of any requested proxy statements, financial statements, reports and registration statements that the Sponsor, the Seller, the Servicer and the Depositor file with, or deliver to, the Commission or any national securities exchange.

          (v) Other Information. (A) Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Sponsor, the Seller, the Servicer and the Depositor, pursuant to the terms of the Sale and Servicing Agreement, (B) promptly upon request, such other data as the Insurer may reasonably request and (C) all information required to be furnished to the Indenture Trustee simultaneously with the furnishing thereof to the Indenture Trustee.

                    (d) Compliance Certificate. The Sponsor, the Seller, the Servicer and the Depositor shall deliver to the Insurer, at the time that the delivery of the financial statements of the Sponsor, the Seller, the Servicer and the Depositor are

required pursuant to subsection 2.02(c)(i) and (ii) certificates of one (or more) of its officers stating that:

          (i) a review of the performance of the Sponsor, the Seller, the Servicer or the Depositor, as applicable, under the Transaction Documents to which it is a party during such period has been made under such officer’s supervision;

          (ii) to the best of such officer’s knowledge following reasonable inquiry, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the Sponsor, the Seller, the Servicer or the Depositor has a right to cure pursuant to Section 5.01, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Sponsor, the Seller, the Servicer or the Depositor to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

          (iii) the attached financial statements submitted in accordance with subsection 2.02(c)(i) or (ii), if applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Sponsor, the Seller and the Servicer as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

                    (e) Access to Records; Discussions with Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Sponsor, the Seller, the Servicer and the Depositor shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

          (i) to inspect the books and records of the Sponsor, the Seller, the Servicer and the Depositor as they may relate to the Class A Notes, the obligations of the Sponsor, the Seller, the Servicer and the Depositor under the Transaction Documents and the Transaction;

          (ii) to discuss the affairs, finances and accounts of the Sponsor, the Seller, the Servicer and the Depositor with the Chief Operating Officer and the Chief Financial Officer of the Sponsor, the Seller, the Servicer and the Depositor; and

          (iii) with the Sponsor, the Seller, the Servicer and the Depositor’s consent, to discuss the affairs, finances and accounts of the Sponsor, the Seller, the Servicer and the Depositor with the Sponsor, the Seller, the Servicer and the Depositor’s independent accountants, provided that an officer of the Sponsor, the Seller, the Servicer and the Depositor shall have the right to be present during such discussions.

                 Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Sponsor, the Seller, the Servicer or the Depositor.

(f) Notice of Material Events. The Sponsor, the Seller, the Servicer and the Depositor shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

          (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Sponsor, the Seller, the Servicer or the Depositor that (A) could be required to be disclosed to the Commission or the Sponsor, the Seller, the Servicer or the Depositor’s shareholders or (B) would likely result in a Material Adverse Change with respect to the Sponsor, the Seller, the Servicer and the Depositor or, to their knowledge, the initiation of any proceeding or the promulgation of any proposed or final rule which would likely result in a Material Adverse Change with respect to the Sponsor, the Seller, the Servicer or the Depositor;

(ii) any change in (A) jurisdiction of organization or (B) its legal name;

          (iii) the occurrence of any Default or Event of Default involving the Sponsor, the Seller, the Servicer or the Depositor or any Material Adverse Change in respect of the Sponsor, the Seller, the Servicer or the Depositor;

          (iv) the commencement of any proceedings by or against the Sponsor, the Seller, the Servicer or the Depositor under any applicable reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been appointed for the Sponsor, the Seller, the Servicer or the Depositor or any of their assets; or

          (v) the receipt of notice that (A) any license, permit, charter, registration or approval necessary for the conduct of the Sponsor, the Seller, the Servicer or the Depositor’s business are to be suspended or revoked and such supervision or revocation would result in a Material Adverse Change or (B) the Sponsor, the Seller, the Servicer or the Depositor are to cease and desist any practice, procedure or policy employed by the Sponsor, the Seller, the Servicer or the Depositor in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Sponsor, the Seller, the Servicer or the Depositor.

                    (g) Financing Statements and Further Assurances. The Sponsor, the Seller, the Servicer and the Depositor will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of (i) the Indenture Trustee in the assets of the Trust (as defined in the Sale and Servicing Agreement) and (ii) the Indenture Trustee in the Collateral (as defined in the Indenture). In addition, the Sponsor, the Seller, the Servicer and the Depositor agree to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P and Moody’s after the date hereof.

                    (h) Maintenance of Licenses. The Sponsor, the Seller, the Servicer and the Depositor and any successors thereof shall maintain all licenses, permits, charters and registrations, the loss or suspension of which, or the failure to hold which, could reasonably be expected to result in a Material Adverse Change.

                    (i) Retirement of Class A Notes. The Servicer shall instruct the Indenture Trustee, upon a retirement or other payment of all of the Class A Notes, to surrender the Policy to the Insurer for cancellation.

(j) [Reserved].

                    (k) Disclosure Document. Each Offering Document delivered with respect to the Class A Notes shall clearly disclose that in the event that the Insurer were to become insolvent, any claims arising under the Policy would be excluded from coverage by the California Insurance Guaranty Association.

                    (l) Third-Party Beneficiary. The Sponsor, the Seller, the Servicer and the Depositor agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Transaction Documents to which they are party to and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer; provided, that the remedy for a breach of the representations and warranties set forth in Section 3.01 of the Mortgage Loan Purchase Agreement and Section 2.04 of the Sale and Servicing Agreement, so long as the breaching party has performed its obligations in accordance with such documents will be limited to the repurchase or replacement of the related Mortgage Loans.

(m) Servicing of Mortgage Loans. All Mortgage Loans will be serviced in all material respects in compliance with the Sale and Servicing Agreement.

                    (n) Closing Documents. The Sponsor, the Seller, the Servicer and the Depositor shall provide or cause to be provided to the Insurer an executed original copy of each document executed in connection with the Transaction within 60 Business Days after the date of closing.

(o) Special Purpose Entity. In addition, the Depositor shall:

                         (i) ensure that its capital is adequate for the business and undertakings of the Depositor;

                         (ii) other than activities in connection with the Transaction, be restricted from undertaking any activities other than purchasing financial assets and transferring the proceeds to other special-purpose entities in connection with the issuance of other asset backed securities and activities incidental to the foregoing;

                         (iii) have at least one director, manager or member that is a person who is not, and will not be, a director, officer, employee or holder of any equity securities of the Seller or any of its affiliates or subsidiaries;

                         (iv) not commingle its funds and assets with the funds of any other person; and

                         (v) maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its board of managers, as provided in its articles of incorporation.

                 Section 2.03. Negative Covenants of the Sponsor, the Seller, the Servicer and the Depositor. The Sponsor, the Seller, the Servicer and the Depositor hereby agree that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

                    (a) Impairment of Rights. The Sponsor, the Seller, the Servicer and the Depositor shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to the Sponsor, the Seller, the Servicer or the Depositor, respectively, or may not interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. The Sponsor, the Seller, the Servicer and the Depositor shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Sponsor, the Seller, the Servicer and the Depositor shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

                    (b) Amendments, Etc. Unless otherwise provided in the Transaction Documents, neither the Sponsor, the Seller, the Servicer nor the Depositor shall modify or amend, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents to which they are party, without the prior written consent of the Insurer thereto, but excluding any amendment to the Offering Documents required by law and excluding any modifications or amendments to which Insurer’s consent is not required.

                    (c) Limitation on Mergers, Etc. The Depositor shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as provided in the Sale and Servicing Agreement or as permitted hereby. The Depositor shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

                    (d) Successors. Unless an Insurer Default has occurred and is continuing, none of the Indenture Trustee, the Sponsor, the Seller, the Servicer or the Depositor shall terminate or designate, or consent to the termination or designation of, any successor to the Servicer or the Indenture Trustee without the prior written approval of the Insurer, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 2.04. [Reserved].

Section 2.05. [Reserved].

Section 2.06. Representations and Warranties of the Issuing Entity. The Issuing Entity represents and warrants as of the Closing Date as follows:

                    (a) Due Organization and Qualification. The Issuing Entity is a statutory trust, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuing Entity is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Transaction Documents to which it is a party in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document to which it is a party unenforceable in any respect or would have a material adverse effect upon the Transaction.

                    (b) Power and Authority. The Issuing Entity has all necessary power and authority to conduct its business as currently conducted and as described in the Offering Documents to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transaction.

                    (c) Due Authorization. The execution, delivery and performance of the Transaction Documents to which it is a party by the Issuing Entity has been duly authorized by all necessary action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the noteholders of the Issuing Entity or the Owner Trustee, which have not previously been obtained or given.

                    (d) Noncontravention. The execution and delivery by the Issuing Entity of the Transaction Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Transaction Documents do not and will not:

          (i) conflict with or result in any breach or violation of any provision of the Trust Agreement of the Issuing Entity or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuing Entity or any of its respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Issuing Entity;

          (ii) constitute a default by the Issuing Entity under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuing Entity either is a party or by which any of its properties are or may be bound or affected; or

(iii) result in or require the creation of any lien upon or in respect of any assets of the Issuing Entity, except as otherwise expressly contemplated by the Transaction Documents.

                    (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuing Entity, any properties or rights of the Issuing Entity pending or, to the Issuing Entity’s knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to the Issuing Entity or any such subsidiary could result in a Material Adverse Change with respect to the Issuing Entity.

                    (f) Valid and Binding Obligations. The Transaction Documents to which it is a party, when executed and delivered by the Issuing Entity, will constitute the legal, valid and binding obligations of the Issuing Entity, enforceable in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors` rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Class A Notes, when executed, authenticated and delivered in accordance with the Indenture and the Sale and Servicing Agreement will be validly issued and outstanding and entitled to the benefits of the Indenture and the Sale and Servicing Agreement. The Issuing Entity will not at any time in the future deny that the Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Issuing Entity.

                    (g) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Issuing Entity in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Issuing Entity that, if enforced, could result in a Material Adverse Change with respect to the Issuing Entity.

                    (h) Taxes. The Issuing Entity has filed prior to the date hereof all federal and state tax returns that are required to be filed and has paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Issuing Entity in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Class A Notes have been paid or shall have been paid at or prior to the Closing Date.

                    (i) Accuracy of Information. Neither the Transaction Documents to which it is a party nor other information relating to the Mortgage Loans, the operations of the Issuing Entity or the financial condition of the Issuing Entity (collectively, the “Issuing Entity Documents”), as amended, supplemented or superseded, furnished to the Insurer by the Issuing Entity contains any statement of a material fact which was untrue or misleading in any material respect when made. The Issuing Entity has no knowledge of any circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Issuing Entity. Since the furnishing of the Issuing Entity Documents, there has been no change nor any development or event involving a prospective change is known to the Issuing Entity that would render any of the Issuing Entity Documents untrue or misleading in any material respect.

                    (j) Compliance With Securities Laws. The offer and sale of the Offered Notes comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limiting the foregoing, the Offering Documents does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the Insurer Information or with respect to the Underwriter Information. Neither the offer nor sale of the Offered Notes by the Issuing Entity has been or will be in violation of the Securities Act or any other federal or state securities laws. The Indenture has been qualified under the TIA. The Issuing Entity is not required to be registered as an “investment company” under the Investment Company Act. The Issuing Entity will satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it or the Trust Fund are subject.

                    (k) Transaction Documents. Each of the representations and warranties of the Issuing Entity contained in the Transaction Documents to which it is a party is true and correct in all material respects and the Issuing Entity hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

                    (l) Solvency; Fraudulent Conveyance. The Issuing Entity is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Issuing Entity will not be left with an unreasonably small amount of capital with which to engage in its business, and the Issuing Entity does not intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Issuing Entity does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuing Entity or any of their assets. The Issuing Entity is not pledging the Mortgage Loans to the Indenture Trustee or selling the Offered Notes, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Issuing Entity’s creditors.

(m) Principal Place of Business. The principal place of business of the Issuing Entity is Wilmington, Delaware.

                 Section 2.07. Affirmative Covenants of the Issuing Entity. The Issuing Entity hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

                    (a) Compliance With Agreements and Applicable Laws. The Issuing Entity shall comply with the terms and conditions of and perform its respective obligations under the Transaction Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all material requirements of any law, rule or regulation applicable to it.

                    (b) Existence. The Issuing Entity and its successors and permitted assigns shall maintain its existence and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in subsections 2.06(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its trust agreement.

                    (c) Books and Records; Other Information. The Issuing Entity shall keep or cause to be kept in reasonable detail books and records relating to the Transaction, and shall clearly reflect therein the pledge of the Collateral to the Indenture Trustee as a pledge of the Issuing Entity’s interest in the Collateral to secure the Issuing Entity’s obligations to the Indenture Trustee under the Indenture. The Issuing Entity shall furnish or cause to be furnished to the Insurer:

          (i) Certain Information. Upon the reasonable request of the Insurer, copies of any requested financial statements, reports and registration statements that the Issuing Entity files with, or delivers to, the Commission or any national securities exchange, if any.

          (ii) Other Information. (A) Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to the Issuing Entity, pursuant to the terms of each of the Transaction Documents, (B) promptly upon request, such other data as the Insurer may reasonably request and (C) all information required to be furnished to the Indenture Trustee or to the holders of the Class A Notes simultaneously with the furnishing thereof to the Indenture Trustee or the Holders of the Class A Notes, as the case may be; provided, however, that the Issuing Entity shall not be required to deliver and such items listed in (A) or (B) if provision by another party to the Insurer is required under the Transaction Documents, unless such other party fails to deliver such items.

                    (d) Access to Records; Discussions with Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Issuing Entity shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

(i) to inspect the books and records of the Issuing Entity as they may relate to the Class A Notes, the Collateral, the Mortgage Loans, the

obligations of the Issuing Entity under the Transaction Documents and the Transaction;

(ii) to discuss the affairs, finances and accounts of the Issuing Entity with the Insurer; and

          (iii) to discuss the affairs, finances and accounts of the Issuing Entity with the Issuing Entity’s independent accountants, provided that an officer of the Issuing Entity, or the Administrator on its behalf, shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Issuing Entity.

(e) Notice of Material Events. The Issuing Entity shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

          (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuing Entity that (A) could be required to be disclosed to the Commission or the Issuing Entity’s noteholders or (B) would likely result in a Material Adverse Change with respect to the Issuing Entity, or the promulgation of any proceeding or any proposed or final rule which would likely result in a Material Adverse Change with respect to the Issuing Entity;

(ii) any change in the location of the principal office of the Issuing Entity;

(iii) the occurrence of any Default or Event of Default any Material Adverse Change in respect of the Issuing Entity;

          (iv) the commencement of any proceedings by or against the Issuing Entity under any applicable reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuing Entity or any of their assets; or

          (v) the receipt of notice that (A) any license, permit, charter, registration or approval necessary for the conduct of the Issuing Entity’s business is to be, or may be suspended or revoked or (B) the Issuing Entity is to cease and desist any practice, procedure or policy employed by the Issuing Entity in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuing Entity.

(f) Financing Statements and Further Assurances. The Issuing Entity will cause to be filed all necessary financing statements or other instruments,

and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Collateral. The Issuing Entity shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, the Issuing Entity agrees to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P and Moody’s after the date hereof.

(g) Maintenance of Licenses. The Issuing Entity and any successors thereof shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

                    (h) Retirement of Class A Notes. The Issuing Entity shall instruct the Indenture Trustee, upon a retirement or other payment of all of the Class A Notes, to surrender the Policy to the Insurer for cancellation.

                    (i) Disclosure Document. Each Offering Document delivered with respect to the Class A Notes shall clearly disclose that in the event that the Insurer were to become insolvent, any claims arising under the Policy would be excluded from coverage by the California Insurance Guaranty Association.

                    (j) Third-Party Beneficiary. The Issuing Entity agrees that the Insurer shall have all rights of a third-party beneficiary in respect of the Transaction Documents to which it is a party and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer.

                 Section 2.08. Negative Covenants of the Issuing Entity. The Issuing Entity hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

                    (a) Impairment of Rights. The Issuing Entity shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to the Issuing Entity, respectively, or may not interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. The Issuing Entity shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Issuing Entity shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

                    (b) Amendments, Etc. The Issuing Entity shall not modify or amend, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents to which it is a party without the prior written consent of the Insurer thereto, but excluding any amendment to the Offering Documents required by law and excluding any modifications or amendments to which Insurer’s consent is not required.

                    (c) Limitation on Mergers, Etc. The Issuing Entity shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as provided in the Indenture or as permitted hereby. The Issuing Entity shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

Section 2.09. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity as follows:

                    (a) Organization and Licensing. The Insurer is a duly organized and validly existing Wisconsin-domiciled stock insurance company duly qualified to conduct an insurance business in the State of New York.

                    (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

                    (c) Authorization; Approvals. Proceedings legally required for the issuance of the Policy and the execution, delivery and performance of this Insurance Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer’s Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Policy have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

                    (d) Enforceability. The Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

                    (e) Financial Information. As of the respective dates of each of the Offering Documents, the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with

U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2006; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2006 (which was filed with the Commission on May 10, 2006), and the Current Reports on Form 8-K dated and filed with the Commission on April 26, 2006, as they relate to Ambac Assurance Corporation, are incorporated by reference in the Prospectus Supplement and fairly present in all material respects the financial condition of Ambac as of such dates and for the periods covered by such statements in accordance with accounting principles generally accepted in the United States of America.

Since March 31, 2006, there has been no material change in such financial condition of Ambac that would materially and adversely affect its ability to perform its obligations under the Ambac Policy.

                    (f) Insurer Information. As of the date of the Free Writing Prospectus, the Prospectus Supplement and the date hereof, the Insurer Information is true and correct in all material respects and does not contain any untrue statement of a material fact.

                    (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer’s knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would result in a Material Adverse Change or would materially and adversely affect its ability to perform its obligations under the Policy or this Insurance Agreement.

                    (h) The execution by the Insurer of this Insurance Agreement will not, and the satisfaction of the terms hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing.

                    (i) Rating. The Insurer is not aware of any facts that if disclosed to Moody’s or S&P would be reasonably expected to result in a downgrade of the rating of the financial strength rating of the Insurer by either of such Rating Agencies.

(j) Securities Act Registration. The Policy is exempt from registration under the Securities Act.

                    (k) No Affiliations. There are no affiliations relating to the Insurer and Deutsche Bank National Trust Company (the Indenture Trustee), Wilmington Trust Company (the Owner Trustee) or any of their affiliates.

                    (l) Confidentiality. The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any information or matter of which it becomes aware through the delivery of financial statements, reports or other information hereunder, such inspections or discussions (unless readily available from public sources) and, in particular, the information that constitutes “customer information” within the meaning of 12 C.F.R. Part 30.1 (the “Regulation”) shall be kept confidential in a manner compliant with the Regulation, except in each case as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, the Insurer will promptly notify the Sponsor or the Servicer of such request(s) so that the Sponsor or the Servicer may seek an appropriate protective order and/or waive the Insurer’s compliance with the provisions of this Insurance Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Insurer is, nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, the Insurer may disclose such information to such tribunal that the Insurer is compelled to disclose, provided that a copy of all information disclosed is provided to the Sponsor or the Servicer, as the case may be, promptly upon such disclosure, so long as the Insurer is not prohibited from providing notice to the Sponsor or Servicer by such tribunal.

ARTICLE III

THE POLICY; REIMBURSEMENT

                 Section 3.01. Issuance of the Policy. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

                    (a) Payment of Initial Premium and Expenses. The Insurer shall have been paid by the Seller the fees and expenses payable on the Closing Date described in the Ambac Premium Letter in accordance with Section 3.02;

                    (b) Transaction Documents. The Insurer shall have received a copy of each of the Transaction Documents, in form and substance reasonably satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto;

                    (c) Certified Documents and Resolutions. The Insurer shall have received (i) a copy of the organizational documents of the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity and (ii) a certificate of the Secretary or Assistant Secretary of the Sponsor, the Seller, the Servicer and the Depositor stating that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors or a duly authorized Committee of the Sponsor, the Seller, the Servicer and the Depositor authorizing the issuance of the Class A Notes, the execution, delivery and performance by the Sponsor, the Seller, the Servicer and the Depositor of the Transaction Documents to which they are party and the consummation of the Transaction and that such organizational documents and resolutions are in full force and effect without amendment or modification on the Closing Date;

                    (d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Sponsor, the Seller, the Servicer and the Depositor certifying the names and signatures of the officers of the Sponsor, the Seller, the Servicer and the Depositor authorized to execute and deliver the Transaction Documents to which they are party;

                    (e) Representations and Warranties; Certificate. The representations and warranties of the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer shall have received a certificate of appropriate officers of the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity to that effect;

                    (f) Opinions of Counsel. The Insurer shall have received all opinions of counsel addressed to any of Moody’s, S&P, the Indenture Trustee, the Depositor, the Sponsor, the Seller, the Servicer and the Underwriters (other than any negative assurance letters), the other parties to the Transaction Documents and the Transaction in form and substance reasonably satisfactory to the Insurer, addressed to the Insurer and addressing such matters as the Insurer may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof;

                    (g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders of the Sponsor, the Seller, the Servicer and the Depositor, required in connection with the Transaction;

                    (h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction;

                    (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

                    (j) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriters’ obligation to purchase the Offered Notes (other than the issuance of the Policy) shall have been satisfied, without taking into account any waiver by the Underwriters of any condition unless such waiver has been approved by the Insurer. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriters pursuant to the Underwriting Agreement;

                    (k) Issuance of Ratings. The Insurer shall have received confirmation that the risk secured by the Policy constitutes at least a “BBB” risk by S&P and at least a “Baa2” risk by Moody’s and that the Class A Notes, when issued, will be rated “AAA” by S&P and “Aaa” by Moody’s, respectively;

(l) No Default. No Default or Event of Default shall have occurred;

                    (m) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions reasonably requested by the Insurer as may be reasonably necessary to effect the Transaction, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Transaction Documents have been satisfied; and

                    (n) Satisfactory Documentation. The Insurer and its counsel shall have reasonably determined that all documents, certificates and opinions to be delivered in connection with the Class A Notes conform to the terms of Transaction Documents and the Offering Documents.

                 Section 3.02. Payment of Fees and Premium. (a) Legal and Accounting Fees. The Seller shall pay or cause to be paid, on the Closing Date, legal fees, auditors fees and appraisal fees in connection with the provision of information or any consent in connection with the Offering Documents and disbursements in an amount set forth in the Ambac Premium Letter, incurred by the Insurer in connection with the issuance of the Policy. Any additional fees of the Insurer’s auditors payable in respect of any amendment or supplement to the Offering Documents incurred after the Closing Date or in connection with any periodic filing made by the Depositor (as contemplated by Section 4.07 hereof) shall be paid by the Seller on demand.

                    (b) Rating Agency Fees. The Seller shall promptly pay the initial fees of S&P and Moody’s with respect to the Class A Notes and the transactions contemplated hereby following receipt of a statement with respect thereto. All periodic and subsequent fees of S&P or Moody’s with respect to, and directly allocable to, the Class A Notes shall be for the account of, and shall be billed to the Seller. The fees for any other rating agency shall be paid by the party requesting such other agency’s rating.

(c) Premium.

(i) In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Premium with respect to the Policy as and when due in accordance with and from the funds specified in Section 5.01(a)(I)(i) of the Sale and Servicing Agreement.

          (ii) The Premium shall be nonrefundable without regard to whether any Notice for Payment is delivered to the Insurer requiring the Insurer to make any payment under the Policy or any other circumstances relating to the Class A Notes or provision being made for payment of the Class A Notes prior to maturity. The Premium due on each Payment Date will be equal to the amount set forth in the Ambac Premium Letter.

                 Section 3.03. Reimbursement Obligation. (a) As and when due in accordance with and from the funds specified in Section 5.01(a)(I)(v) of the Sale and Servicing Agreement, the Insurer shall be entitled to reimbursement for the sum of (i) any payment made by the Insurer under the Policy, which reimbursement shall be due and payable on the date that any amount is paid thereunder, in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, and (ii) the amounts set forth in paragraphs (b) and (c) below, together in each case with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

                    (b) The Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity agree to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including reasonable attorneys’ and accountants’ fees and expenses, in connection with (i) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents (in its capacity as such a party) or the Transaction (except for any litigation arising out of the failure by the Insurer to make a payment required under the Policy in accordance with its terms), or (ii) any amendment, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed. Notwithstanding the foregoing, in no event shall the Insurer have any recourse under this Subsection against the Servicer, the Seller, the Sponsor or the Depositor with respect to any payments the Insurer has made in respect of any principal or, interest on the Class A Notes (except pursuant to Section 3.03(c) below).

                    (c) In addition to the Insurer’s right to payment and reimbursement as set forth in Section 3.03(a) and (b), the Sponsor, the Seller, the Servicer and the Depositor agree to reimburse the Insurer (or the Trust Fund, to the extent the Insurer has previously been reimbursed for such amount pursuant to Section 3.03(a)) as follows: (i) from the Sponsor, the Seller, the Servicer and the Depositor, for payments made under the Policy, arising as a result of the Servicer’s failure to deposit into the Collection Account or the Payment Account any amount required to be so deposited pursuant to the Sale and Servicing Agreement together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate and (ii) from the Sponsor, the Seller, the Servicer and the Depositor, for payments made under the Policy arising as a result of the Seller’s failure to repurchase or substitute for any Mortgage Loan required to be repurchased or substituted for pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement and Section 2.04 of the Sale and Servicing Agreement together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

                    (d) The Sponsor, the Seller, the Servicer and the Depositor agree to pay to the Insurer as follows: interest on any and all amounts described in subclauses (b) and (c) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02(a) and (b) from the date due until payment thereof in full and interest on any and all amounts described in Section 3.04 from the date due until payment thereof in full, in each case, payable to the Insurer at the Late Payment Rate.

                 Section 3.04. Indemnification. (a) In addition to any and all of the Insurer’s rights of reimbursement, indemnification, subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, the Sponsor, the Seller, the Servicer and the Depositor agree to pay, and to protect, indemnify and hold harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the Transactions by reason of:

          (i) any omission or action (other than of or by the Insurer or the Underwriters and other than any omission or action which is expressly required by the Sponsor, the Seller, the Servicer and the Depositor in the Transaction Documents) in connection with the offering, issuance, sale or delivery of any of the Class A Notes by the Sponsor, the Seller, the Servicer and the Depositor;

          (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Sponsor, the Seller, the Servicer or the Depositor in connection with any Transaction arising from or relating to the Transaction Documents;

(iii) the violation by the Sponsor, the Seller, the Servicer or the Depositor of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it;

          (iv) the breach by the Sponsor, the Seller, the Servicer or the Depositor of any representation, warranty or covenant under any of the Transaction Documents (other than a breach of a representation or warranty in respect of the Mortgage Loans contained in Section 3.01 of the Mortgage Loan Purchase Agreement on Section 2.04 of the Sale and Servicing Agreement, so long as the breaching party has performed its obligations in respect of such breach in accordance with such documents) or the occurrence, in respect of the Servicer, under any of the Transaction Documents of any “Event of Servicing Termination” or any event which, with the giving of notice or the lapse of time or both, would constitute an “Event of Servicing Termination”; or

          (v) any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents or the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission or alleged untrue statement or alleged omission in the Insurer Information, the representations of the Insurer contained in Section 2.09(g) and 2.09(k) or the Underwriter Information.

                    (b) The Insurer agrees to pay, and to protect, indemnify and hold harmless, the Sponsor, the Seller, the Servicer and the Depositor and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Sponsor, the Seller, the Servicer and the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in the information furnished by the Insurer in writing expressly for use in the Offering Documents (all such information so furnished being referred to herein as “Insurer Information”), it being understood that, in respect of the initial Offering Documents, the Insurer Information is limited to the information included under the caption “The Insurer and the Policy”, including any information incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) a breach of the representations of the Insurer contained in Sections 2.09(g) and 2.09(k) hereof.

                    (c) The Insurer agrees to pay, and to protect, indemnify and save harmless, the Depositor and each of their officers, directors, shareholders, employees, agents and each Person, if any, who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement of a material fact or an omission to state a material fact required to be stated therein necessary in order to make the statements therein in light of the circumstances in which they were made not misleading contained in the consolidated financial statements of Ambac Assurance Corporation incorporated by reference into the Issuing Entity’s Regulation AB periodic reports pursuant to Section 4.07 of this Agreement.

                    (d) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) in respect of which the indemnity provided in Section 3.04(a) or (b) may be sought from the Sponsor, the Seller, the Servicer and the Depositor, on the one hand, or the Insurer, on the other (each, an “Indemnifying Party”) hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the

Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

                    (e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth are within the control of, the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 Section 3.05. Indemnification with respect to the Issuing Entity. (a) In addition to any and all of the Insurer’s rights of reimbursement, indemnification, subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, the Issuing Entity agrees to pay, and to protect, indemnify and hold harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i) any omission or action in connection with the offering, issuance, sale or delivery of any of the Offered Notes by the Issuing Entity;

          (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Issuing Entity in connection with any Transaction arising from or relating to the Transaction Documents;

(iii) the violation by the Issuing Entity of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it;

          (iv) the breach by the Issuing Entity of any representation, warranty or covenant under any of the Transaction Documents (other than a breach of a representation or warranty in respect of the Mortgage Loans contained in Section 3.01 of the Mortgage Loan Purchase Agreement or Section 2.04 of the Sale and Servicing Agreement, so long as the breaching party has performed its obligations in respect of such breach in accordance with such documents) or the occurrence, in respect of the Issuing Entity of any Event of Default or any event which, with the giving of notice or the lapse of time or both, would constitute any Event of Default; or

          (v) any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents or the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement in the Offering Documents or the Registration Statement other than in the Insurer Information, the representations of the Insurer contained in Sections 2.09(g) and 2.09(k) or the Underwriter Information.

                    (b) The Insurer agrees to pay, and to protect, indemnify and save harmless the Issuing Entity and its respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Issuing Entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in Insurer Information, or any omission or alleged omission to state in the Insurer Information a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) a breach of the representations of the Insurer contained in Sections 2.09(g) and 2.09(k) hereof.

                    (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (an “Indemnified Party”) in respect of which the indemnity provided in Section 3.05(a) or (b) may be sought from the Issuing Entity, on the one hand, or the Insurer, on the other (each, an “Indemnifying Party”) hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

                    (d) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth are within the control of, the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 Section 3.06. Payment Procedure. In the event of any payment by the Insurer, the Indenture Trustee, the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.03 therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in the Sale and Servicing Agreement and the Indenture on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

ARTICLE IV

FURTHER AGREEMENTS

                 Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity hereunder or from any other source hereunder or under the Transaction Documents and all amounts payable under the Class A Notes have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04 and 3.05 hereof shall survive any termination of this Insurance Agreement.

                 Section 4.02. Further Assurances and Corrective Instruments. (a) Except at such times as an Insurer Default (as defined in the Indenture) shall exist or shall have occurred, neither the Sponsor, the Seller, the Servicer, the Depositor, the Issuing Entity nor the Indenture Trustee shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, which shall not be unreasonably withheld, conditioned or delayed and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

                    (b) To the extent permitted by law, the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity agree that each will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer’s reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

                 Section 4.03. Obligations Absolute. (a) The obligations of the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

(i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Transaction Documents or the Class A Notes;

(ii) any exchange or release of any other obligations hereunder;

(iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Sponsor, the Seller, the Servicer, the Depositor and the Issuing Entity may have at any time against the Insurer or any other Person;

(iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

(vi) any failure of the Sponsor, the Seller, the Servicer and the Depositor to receive the proceeds from the sale of the Offered Notes; and

          (vii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity in respect of any Transaction Document.

                    (b) The Sponsor, the Seller, the Servicer, the Depositor, the Issuing Entity, and any and all others who are now or may become liable for all or part of the obligations of the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Sponsor, the Seller, the Servicer or the Depositor; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

                    (c) Nothing herein shall be construed as prohibiting the Sponsor, the Seller, the Servicer or the Depositor from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

                 Section 4.04. Assignments; Reinsurance; Third-Party Rights. (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Sponsor, the Seller, the Servicer and the Depositor may not assign their respective rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

                    (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy; and provided, further, that any reinsurer or participant will not have any rights against the Sponsor, the Seller, the Servicer, the Depositor, the Issuing Entity, the Holders or the Indenture Trustee and that the Sponsor, the Seller, the Servicer, the Depositor, the Issuing Entity, the Holders and the Indenture Trustee shall have no obligation to have any communication or relationship with any reinsurer or participant in order to enforce the obligations of the Insurer hereunder and under the Policy.

                    (c) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Holder, other than the Insurer against the Sponsor, the Seller, the Servicer and the Depositor, or the Sponsor, the Seller, the Servicer and the Depositor against the Insurer and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Holder shall have any right to payment from any Premium paid or payable hereunder or under the Sale and Servicing Agreement or from any amounts paid by the Seller and the Depositor pursuant to Sections 3.02 or 3.03.

                 Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policy by the Indenture Trustee or for any acts or omissions of the Indenture Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the

Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

                 Section 4.06. Annual Servicing Audit and Certification. The annual servicing audit required pursuant to Section 3.11 of the Sale and Servicing Agreement shall be performed by an independent third party acceptable to the Insurer. Any one of the four major nationally recognized firms of independent public accountants is deemed to be acceptable.

                 Section 4.07. Regulation AB Reports. The Insurer agrees that all consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, may be incorporated by reference into any Form 8-K, Form 10-D or Form 10-K filed by the Depositor, solely to the extent required under Regulation AB. It is understood and agreed that, to the extent any consent letter of the Insurer’s accountants is required by the Depositor in connection with such filing, the fees and expenses payable in respect thereof shall be paid by the Seller upon demand.

                 The Insurer represents that, as of the date of the Prospectus Supplement and as of each date that financial statements are to be incorporated by reference into the Depositor’s periodic filings, that it satisfies each of the conditions set forth in Section 1100(c)(1) of Regulation AB (the “Section 1100(c)(1) Conditions”); provided, however that to the extent that the Insurer does not in the future satisfy the Section 1100(c)(1) Conditions, the Insurer agrees that it will promptly make its financial statements available in physical form to the Depositor promptly upon their becoming available. The Insurer also represents that it will make available upon request of the Depositor, any information contemplated by Section 1119(a) of Regulation AB with regard to affiliations that arise between it and the Indenture Trustee or the Owner Trustee or any of their affiliates.

ARTICLE V

DEFAULTS AND REMEDIES

                 Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                    (a) Any representation or warranty (other than a representation or warranty in respect of the Mortgage Loans contained in Section 3.01 of the Mortgage Loan Purchase Agreement or Section 2.04 of the Sale and Servicing Agreement, so long as the party breaching such representation or warranty shall have performed its obligations with respect thereto in accordance with the Mortgage Loan Purchase Agreement or the Sale and Servicing Agreement, as the case may be) made by the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be untrue or incomplete in any material respect; provided, however, that if the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity effectively cures any such defects in any representation or warranty under any Transaction Document or certificate or report furnished under any Transaction Document, within the time period specified in the related document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default;

                    (b) (i) The Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity shall fail to pay when due any amount payable by the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity unless such amounts are paid in full within the cure period therefor, respectively, hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or the Transaction Documents are not valid and binding on the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity;

(c) The occurrence and continuance of a “Rapid Amortization Event” under the Indenture or an “Event of Servicing Termination” under the Sale and Servicing Agreement;

                    (d) Any failure on the part of the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity contained in this Insurance Agreement or in any other Transaction Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer). Such failure shall not constitute an Event of Default hereunder, if within such 60-day period the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity, as the case may be, shall have given notice to the Insurer of corrective action it proposes to take, which corrective action is agreed, in writing by the Insurer to be satisfactory and the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity shall thereafter pursue such corrective action diligently until such default is cured;

                    (e) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

                    (f) The Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any involuntary insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity or of or relating to all or substantially all of its property and if the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 60 Business Days; or

                    (g) The Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                 Section 5.02. Remedies; No Remedy Exclusive. (a) Upon the occurrence of an Event of Default, the Insurer may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement, the Indenture or the Sale and Servicing Agreement or to enforce performance and observance of any obligation, agreement or covenant of the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity under this Insurance Agreement, the Indenture or the Sale and Servicing Agreement or exercise any rights and remedies available under the Transaction Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Holders in respect of the Class A Notes.

                    (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the other Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or the Transaction Documents upon the happening of any event set forth in Section 5.01 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

                 Section 5.03. Waivers. (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

                    (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Sponsor, the Seller, the Servicer, the Depositor or the Issuing Entity, as the case may be. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

                 Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. The Sponsor, the Seller, the Servicer and the Depositor agree to provide a copy of any amendment to this Insurance Agreement promptly to the Indenture Trustee and the rating agencies maintaining a rating on any of the Class A Notes upon request. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof.

                 Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

(a)	To the Insurer:

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: Risk Management, Consumer
Asset-Backed Securities
Telecopy No.: 212-363-1459
Confirmation: 212-668-0340

(in each case in which notice or other communication to the Insurer refers to an Event of Servicing Termination, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of the Indenture Trustee and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)	To the Depositor:

Indymac MBS, Inc.
3465 E. Foothill Boulevard
Pasadena, California 91107
Attention: Secondary Marketing Transaction Management

(c)	To the Sponsor/Seller/Servicer:

IndyMac Bank, F.S.B.
3465 E. Foothill Boulevard
Pasadena, California 91107
Attention: Secondary Marketing Transaction Management

(d)	To the Issuing Entity:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

(e)	To the Indenture Trustee:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration-IN06H2
Facsimile: 714-247-6470

                 A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

                 Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

                 Section 6.04. Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without regards to conflicts of law provisions.

                 Section 6.05. Consent to Jurisdiction. (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the Transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

                    (b) Service on the Sponsor, the Seller, the Servicer or the Depositor may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to the Servicer, the Sponsor, the Seller and the Depositor at the addresses specified in Section 6.02(c), (d) and (e). Such address may be changed by the applicable party or parties, with the prior written consent of the Insurer, by written notice to the other parties hereto.

                    (c) Nothing contained in this Insurance Agreement shall limit or affect any party’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any other party or its properties in the courts of any jurisdiction.

                 Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

                 Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

                 Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

                 Section 6.09. Trial by Jury Waived. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

                 Section 6.10. Limited Liability. (a) No recourse under any Transaction Document or the Policy shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents or the Policy, it being expressly agreed and understood that each Transaction Document and the Policy is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Transaction Document or the Policy is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

                    (b) Notwithstanding anything to the contrary set forth in Section 6.10 above, the Indenture Trustee shall be entitled to all of the same rights, protections and immunities (including the indemnity from the Servicer) set forth in the Sale and Servicing Agreement as if specifically set forth herein.

                    (c) It is expressly understood and agreed by the parties hereto that (i) this Insurance Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuing Entity under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually, personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuing Entity under this Insurance Agreement or any related documents.

                    (d) The Issuing Entity’s obligations to make payments hereunder will be limited to the extent that it has funds available therefore determined pursuant to the priority of payments set forth in Section 5.01(a)(I)(v) of the Sale and Servicing Agreement.

                 Section 6.11. Entire Agreement. This Insurance Agreement and the Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

                 Section 6.12. Indenture Trustee. The Indenture Trustee hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Transaction Documents to which it is a party thereto in the manner and subject to the provisions set forth therein.

                 Section 6.13. No Petition. Each party hereto, by entering into this Insurance Agreement, hereby covenants and agrees that they will not at any time institute against the Depositor or the Issuing Entity, or join any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law or similar laws of other jurisdictions in connection with any obligation relating to the Class A Notes, this Insurance Agreement or any of the Transaction Documents; provided that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim with respect to any such proceedings. This Section 6.13 will survive for one year and one day following the last payment on the Class A Notes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

AMBAC ASSURANCE CORPORATION, as Insurer

By:	/s/ Patrick McCormick

Name: Patrick McCormick
Title: First Vice President

INDYMAC MBS, INC.
as Depositor

By:	/s/ Jill Jacobson

Name: Jill Jacobson
Title: Vice President

INDYMAC BANK, F.S.B.,
as Sponsor, Seller and Servicer

By:	/s/ Jill Jacobson

Name: Jill Jacobson
Title: Vice President

INDYMAC HOME EQUITY MORTGAGE LOAN
ASSET-BACKED TRUST, SERIES 2006-H2

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Michele C. Harra

Name: Michele C. Harra
Title: Financial Services Officer

DEUTSCHE BANK NATIONAL TRUST
COMPANY, solely as
Indenture Trustee

By:	/s/ Amy Stoddard

Name: Amy Stoddard
Title: Authorized Signer

[Signature page to Insurance and Indemnity Agreement]